Exhibit 99.(16)

INITIAL SUMMARY PROSPECTUS FOR NEW INVESTORS

MAY 1, 2023

PACIFIC CHOICE® 2

Issued by Pacific Life Insurance Company through Separate Account A of Pacific Life Insurance Company

This summary prospectus summarizes key features of Pacific Choice 2, an individual flexible premium deferred variable annuity contract. Before you invest, you should also review the prospectus for this Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at PacificLife.com/Prospectuses. You can also obtain this information at no cost by calling (833) 455-0901 or by sending an email request to Prospectuses@PacificLife.com.

You can find additional information about the underlying Funds at https://www.PacificLife.com/home/products/annuities/variable-annuities/underlying-fund-documents.html.

You may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract value plus a refund of any amount used to pay premium taxes and/or any other taxes. You should review the prospectus, or consult with your financial professional for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s (“SEC”) staff and is available at Investor.gov.

To view our latest Privacy Notice, please visit https://paclife.co/privacy-promise or contact (877) 722-7848 for additional information.

SPECIAL TERMS

Account Value – The amount of your Contract Value allocated to a specified Variable Investment Option or any fixed option.

Annual Fee – A $50.00 fee charged each year on your Contract Anniversary and at the time of a full withdrawal (on a pro rated basis for that Contract year), if your Net Contract Value is less than $50,000 on that date.

Annuitant – A person on whose life annuity payments may be determined. An Annuitant’s life may also be used to determine death benefits, in the case of a Non-Natural Owner, and to determine the Annuity Date. A Contract may name a single (“sole”) Annuitant or two (“Joint”) Annuitants. You may choose a Contingent Annuitant only if you have a sole Annuitant (cannot have Joint Annuitants and a Contingent Annuitant at the same time). If you name Joint Annuitants or a Contingent Annuitant, “the Annuitant” means the sole surviving Annuitant, unless otherwise stated. See ADDITIONAL INFORMATION – State Considerations in the prospectus for Contracts issued in California.

Annuity Date – The date specified in your Contract, or the date you later elect, if any, for the start of annuity payments if the Annuitant (or Joint Annuitants) is (or are) still living and your Contract is in force; or if earlier, the date that annuity payments actually begin. The maximum annuity date is dated in your Contract and is the latest date we will begin paying you an annuity income.

Business Day – Any day on which the value of an amount invested in a Variable Investment Option is required to be determined, which currently includes each day that the New York Stock Exchange is open for trading, an applicable underlying Fund is open for trading, and our administrative offices are open.

Contract – A Pacific Choice 2 contract.

Contract Anniversary – The same date, in each subsequent year, as your Contract Date.

Contract Date – The date we issue your Contract. Contract Years, Contract Anniversaries, Contract Semi-Annual Periods, Contract Quarters and Contract Months are measured from this date.

Contract Debt – As of the end of any given Business Day, the principal amount you have outstanding on any loan under your Contract, plus any accrued and unpaid interest. Loans are only available on certain Qualified Contracts.

Contract Owner, Owner, Policyholder, you, or your – Generally, a person who purchases a Contract and makes the Investments. A Contract Owner has all rights in the Contract, including the right to make withdrawals, designate and change beneficiaries, transfer amounts among Investment Options, and designate an Annuity Option. If your Contract names Joint Owners, both Joint Owners are Contract Owners and share all such rights.

Contract Value – As of the end of any Business Day, the sum of your Variable Account Value, any fixed option value, the value of any other Investment Option added to the Contract by Rider or Endorsement, and any Loan Account Value.

Contract Year – A year that starts on the Contract Date or on a Contract Anniversary.

DCA Plus Fixed Option – If you allocate all or part of your Purchase Payments to the DCA Plus Fixed Option, such amounts are held in our General Account and receive interest at rates declared periodically (the “Guaranteed Interest Rate”), but not less than the minimum guaranteed interest rate specified in your Contract. Currently, this fixed option may be used for dollar cost averaging of up to 24 months, depending on what Guarantee Terms we offer. Please contact us for the Guarantee Terms currently available.

Fund – An underlying fund that you may invest in through the Separate Account provided by a registered open-end management investment company; may also be referred to as a Variable Investment Option.

Fixed Transfer Option for Defined Outcome Portfolios – An Investment Option that acts like a holding account to which Purchase Payments (or portions thereof) may be allocated. Amounts allocated to the Fixed Transfer Option for Defined Outcome Portfolios are held in our General Account and receive interest at rates declared periodically (the “Guaranteed Interest Rate”), but not less than the

Minimum Guaranteed Interest Rate shown on the Contract. Each Fixed Transfer Option for Defined Outcome Portfolio is tied to a corresponding Defined Outcome Portfolio.

Fixed Transfer Option for Defined Outcome Portfolio Value – The portion of the Contract Value allocated to the Fixed Transfer Option for Defined Outcome Portfolios.

General Account – Our General Account consists of all of our assets other than those assets allocated to Separate Account A or to any of our other separate accounts.

In Proper Form – This is the standard we apply when we determine whether an instruction is satisfactory to us. An instruction (in writing or by other means that we accept (e.g. via telephone or electronic submission)) is considered to be in proper form if it is received at our Service Center in a manner that is satisfactory to us, such that is sufficiently complete and clear so that we do not have to exercise any discretion to follow the instruction, including any information and supporting legal documentation necessary to effect the transaction. Any forms that we provide will identify any necessary supporting documentation. We may, in our sole discretion, determine whether any particular transaction request is in proper form, and we reserve the right to change or waive any in proper form requirements at any time.

Investment (“Purchase Payment”) – An amount paid to us by or on behalf of a Contract Owner as consideration for the benefits provided under the Contract.

Investment Option – A Variable Investment Option, any fixed option, or any other Investment Option added to the Contract by Rider or Endorsement.

Joint Annuitant – If your Contract is a Non-Qualified Contract, you may name two Annuitants, called “Joint Annuitants,” in your application for your Contract. Special restrictions may apply for Qualified Contracts.

Loan Account – The account in which the amount equal to the principal amount of a loan and any interest accrued is held to secure any Contract Debt.

Loan Account Value – The amount, including any interest accrued, held in the Loan Account to secure any Contract Debt.

Net Contract Value – Your Contract Value less Contract Debt.

Non-Natural Owner – A corporation, trust or other entity that is not a (natural) person.

Non-Qualified Contract – A Contract other than a Qualified Contract.

Purchase Payment (“Investment”) – An amount paid to us by or on behalf of a Contract Owner as consideration for the benefits provided under the Contract.

Qualified Contract – A Contract that qualifies under the Code as an individual retirement annuity or account (IRA), or form thereof, or a Contract purchased by a qualified plan, qualifying for special tax treatment under the Code.

Separate Account A (the “Separate Account”) – A separate account of ours registered as a unit investment trust under the Investment Company Act of 1940, as amended (the “1940 Act”).

Variable Account Value – The aggregate amount of your Contract Value allocated to all Subaccounts.

Variable Investment Option – A Fund under this Contract that is part of the Separate Account.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES		LOCATION IN PROSPECTUS
Charges for Early Withdrawals

If you withdraw money from your Contract during the first 5 years following your last Purchase Payment, you may be assessed a withdrawal charge. The maximum withdrawal charge is 7% of the Purchase Payment, declining to 0% after 5 years.

For example, if you make an early withdrawal, you could pay a withdrawal charge up to $7,000 on a $100,000 withdrawal.

Fee Tables Charges, Fees and Deductions - Withdrawal Charge
Transaction Charges	There are no transaction charges under this Contract (for example, sales loads, charges for transferring Contract Value between Investment Options, or wire transfer fees).

FEES AND EXPENSES				LOCATION IN PROSPECTUS
Ongoing Fees and Expenses (annual charges)

The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

Charges Fees and Deductions

Appendix: Funds Available Under the Contract

Charges, Fees and Deductions – Living Benefit Rider Charges

Charges, Fees and Deductions – Mortality and Expense Risk Charge and Optional Death Benefit Rider Charge

	ANNUAL FEES	MINIMUM	MAXIMUM
	1. Base Contract	1.00%[1,2]	1.10%[1]
	2. Investment Options (Fund fees and expenses)	[ ]%[3]	[ ]%[3]
	3. Optional Benefits (for a single option, if elected)	0.10%[4]	3.50%[4]

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add withdrawal charges that substantially increase costs.

	Lowest Annual Cost: $[ ]	Highest Annual Cost: $[ ]

Assumes:

• Investment of $100,000

• 5% annual appreciation

• Least expensive combination of base Contract and Fund fees and expenses

• No optional benefits

• No sales charges

• No additional purchase payments, transfers, or withdrawals

Assumes:

• Investment of $100,000

• 5% annual appreciation

• Most expensive combination of base Contract, optional benefits, and Fund fees and expenses

• No sales charges

• No additional purchase payments, transfers, or withdrawals

1 As a percentage of the average daily Variable Account Value. This percentage includes the Mortality and Expense Risk Charge and the Administrative Fee.

2 The Mortality and Expense Risk Charge for contracts under $500,000 is 0.85%. The Mortality and Expense Risk Charge is reduced by 0.05% for the upcoming Contract quarter if the Contract Value is between $500,000 and $999,999. The Mortality and Expense Risk Charge is reduced by 0.10% for the upcoming Contract quarter if the Contract Value is equal to or greater than $1,000,000. The Contract Value is calculated on the later of the Issue Date or most recent Contract Quarterly Anniversary.

3 As a percentage of Fund assets.

4 As a percentage of the Protected Payment Base or Protected Base (depending on the living benefit selected) and average daily Variable Account Value or Contract Value (depending on the optional death benefit selected).

RISKS		LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in the Contract, including loss of principal.	Principal Risks of Investing in the Contract
Not a Short-Term Investment	This Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash. Withdrawal charges may apply for the first 5 years following your last purchase	Principal Risks of Investing in the Contract

RISKS	LOCATION IN PROSPECTUS

payment and will reduce the Contract Value if you withdraw money during that time.

The benefits of tax deferral, long-term income, and living benefits are generally more beneficial to investors with a long-term investment horizon.

Charges, Fees and Deductions - Withdrawal Charge
Risks Associated with Investment Option

An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Investment Options available under the Contract (e.g. Funds and fixed options).

Each Investment Option (including any fixed option) will have its own unique risks.

You should review, working with your financial professional, the Investment Options before making an investment decision.

Principal Risks of Investing in the Contract Appendix: Funds Available Under the Contract
Insurance Company Risks

Investment in the Contract is subject to the risks related to us, and any obligations (including any fixed option), guarantees, or benefits are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about us, including our financial strength ratings, is available upon request by calling (800) 722-4448 or visiting our website at www.PacificLife.com.

Principal Risks of Investing in the Contract Pacific Life and the Separate Account

RESTRICTIONS	LOCATION IN PROSPECTUS
Investments

Transfers between Variable Investment Options are limited to 25 each calendar year. Transfers to or from a Variable Investment Option cannot be made before the seventh calendar day following the last transfer to or from the same Variable Investment Option. Transfers may not be made from a Variable Investment Option to any fixed option. Additional Fund transfer restrictions apply, such as transfer restrictions imposed by the Funds.

Certain Funds may stop accepting additional investments into the Fund or a Fund may liquidate. In addition, if a Fund determines that excessive trading has occurred, they may limit your ability to continue to invest in their Fund for a certain period of time.

We reserve the right to remove, close to new investment, or substitute Funds as Investment Options.

Transfers and Market-Timing Restrictions Appendix: Funds Available Under the Contract

RESTRICTIONS	LOCATION IN PROSPECTUS
Optional Benefits

Certain optional living benefits limit or restrict the Investment Options that you may select under the Contract. We may change these limits or restrictions in the future.

Withdrawals that exceed withdrawal limits specified by an optional living benefit may affect the availability of the benefit, by reducing the benefit by an amount greater than the value withdrawn, and/or could terminate the benefit.

We may stop offering an optional living benefit or optional death benefit at any time, including for current Contract Owners who have not yet purchased the rider.

We reserve the right to reject or restrict, at our discretion, any additional Purchase Payments for a rider and, as a result, we will not accept Purchase Payments for your Contract. You will not be able to increase protected amounts or your Contract Value through additional Purchase Payments.

Death Benefits Death Benefit Riders Living Benefit Riders Appendix: Funds Available Under the Contract

TAXES	LOCATION IN PROSPECTUS
Tax Implications

Consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.

It is important to know that IRAs and qualified plans are already tax-deferred which means the tax deferral feature of a variable annuity does not provide a benefit in addition to that already offered by an IRA or qualified plan. An annuity contract should only be used to fund an IRA or qualified plan to benefit from the annuity’s features other than tax deferral.

Withdrawals will be subject to ordinary income tax and may be subject to a tax penalty if you take a withdrawal before age 59½.

Federal Tax Issues Principal Risks of Investing in the Contract – Tax Consequences

CONFLICTS OF INTEREST	LOCATION IN PROSPECTUS
Investment Professional Compensation

Some financial professionals may receive compensation for selling this Contract to you in the form of commissions, additional payments, non-cash compensation, and/or reimbursement of expenses. These financial professionals may have a financial incentive to offer or recommend this Contract over another investment that may pay less compensation.

Distribution Arrangements
Exchanges

Some financial professionals may have a financial incentive to offer you a new contract in place of the one you already own.

You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable for you to purchase the new contract rather than continue to own the existing contract.

Replacement of Life Insurance or Annuities

OVERVIEW OF THE CONTRACT

Purpose

The Contract is designed for long-term financial planning. This Contract may be appropriate for you if you are looking for retirement income or you want to meet other long-term financial objectives. Discuss with your financial professional whether a variable annuity, a living benefit rider, a death benefit rider and which underlying Investment Options are appropriate for you, taking into consideration your age, income, net worth, tax status, insurance needs, financial objectives, investment goals, liquidity needs, time horizon, risk tolerance and other relevant information. Together you can decide if a variable annuity is right for you.

Phases of the Contract

This Contract has two phases, the accumulation (savings) phase and the annuitization (income) phase. The accumulation phase begins on your Contract Date and continues until your Annuity Date. During this phase, you can put money into your Contract and earnings accumulate on a tax-deferred basis. When you put money into your Contract, you can invest in Funds that have their own investment objectives, strategies, risks, and expenses and/or you can put your money in the DCA Plus Fixed Option that offers a guaranteed minimum interest rate and is used to dollar cost average to the Funds you selected; or the Fixed Transfer Option for the Defined Outcome Portfolios that offers a guaranteed minimum interest rate and is used to hold funds until the next renewal period for the Defined Outcome Portfolio.

A list of Funds currently available is provided in an appendix. See APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.

The annuitization (income) phase occurs when you annuitize your Contract and turn your Contract into a stream of income payments over a fixed period or for life. You can choose fixed or variable payments, or a combination of both. For variable payments, the payment amount will vary based on the performance of the Funds you choose. When you annuitize, you will be unable to make withdrawals and death benefits and living benefits will terminate.

Contract Features

Accessing your Money. Before you annuitize, you can withdraw money from your Contract. If you take a withdrawal, you may have to pay a withdrawal charge and/or income taxes, including a 10% federal tax penalty if you are younger than age 59½.

Loans. Certain Owners of Qualified Contracts may borrow against their Contracts. Otherwise loans from us are not permitted. You may have only one loan outstanding at any time. The minimum loan amount is $1,000, subject to certain state limitations. The interest charged on your Contract Debt will be a 5% fixed annual rate and the amount held in the Loan Account to secure your loan will earn a 3% annual return. Therefore, the net amount of interest you will pay on your loan will be 2% annually. Taking a loan may have tax consequences. See the ADDITIONAL INFORMATION—Loans and Qualified Contract - General Rules sections for more information.

Tax Treatment. You may transfer among the Funds without paying any current income tax and any earnings are generally tax-deferred. You are taxed when you make a withdrawal or surrender your Contract, receive an income payment from the Contract, or upon payment of a death benefit.

Death Benefits. The Contract provides a death benefit payout, at no additional cost, to your Beneficiaries during the accumulation phase. The Death Benefit Amount for the standard death benefit is the Contract Value. For an additional cost, an optional death benefit rider may be purchased which can increase the amount of money payable to your Beneficiaries. The riders that are currently available are:

• Return of Purchase Payments Death Benefit (Return of Purchase Payments Death Benefit II for California)

• Stepped-Up Death Benefit (Stepped-Up Death Benefit II for California)

• Earnings Enhancement Death Benefit (including California version)

For more information, restrictions, and when you may purchase available death benefit riders, see the BENEFITS AVAILABLE UNDER THE CONTRACT and Optional Death Benefit Riders sections.

Living Benefits. We offer optional guaranteed minimum withdrawal benefit and guaranteed minimum accumulation benefit riders, for an additional cost. The guaranteed minimum withdrawal benefit riders focus on providing an income stream for life through withdrawals during the accumulation phase beginning at the age for lifetime withdrawals specified by the rider, if certain conditions are met. The guaranteed minimum accumulation benefit riders focus on providing principal protection, if certain conditions are met. The riders that are currently available are:

• CoreIncome Advantage Select (Single and Joint)

• Investment Guard – 5-Year (10% Buffer), 7-Year (10% or 15% Buffer), and 10-Year (10%, 15%, or 20% Buffer) Options

For more information, restrictions, and when you may purchase available living benefit riders, see the BENEFITS AVAILABLE UNDER THE CONTRACT and Optional Living Benefit Riders sections.

Additional Services. You can have only one DCA Plus, dollar cost averaging, or earnings sweep program in effect at one time. See the Benefits Available Under the Rider and Systematic Transfer Options sections for more information and restrictions.

• Dollar Cost Averaging. Allows you to transfer between Variable Investment Options in a series of regular purchases instead of in a single purchase.

• DCA Plus. Allows transfers from the DCA Plus Fixed Option, which earns a minimum guaranteed interest, to one or more Variable Investment Options.

• Portfolio Rebalancing. Allows you to automatically rebalance your values among Variable Investment Options based on percentages that you specify, can be rebalanced on a quarterly, semi-annual, or annual basis.

• Earnings Sweep. Allows you to make automatic periodic transfers of your earnings from the Fidelity VIP Government Money Market Fund to one or more other Funds.

• Fixed Transfer Option for Defined Outcome Portfolios. Allows you to allocate Purchase Payments into a fixed interest bearing account until a Defined Outcome Fund vintage begins a new outcome period.

If you have any questions about which benefits or services apply to your Contract, review your most recent Contract statement or contact your financial professional for more information.

BENEFITS AVAILABLE UNDER THE CONTRACT

The following tables summarize information about the benefits available under the Contract.

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations
Dollar Cost Averaging

Allows dollar cost averaging transfers from one Variable Investment Option to one or more Variable Investment Options. Dollar cost averaging may allow you to average the purchase prices of Variable Investment Options over time, and may permit a “smoothing” of abrupt peaks and drops in price.

No Charge

• Amounts can only be transferred to one or more Variable Investment Options.

• Can only have one dollar cost averaging program in effect and cannot have a DCA Plus program in effect at the same time.

• Only available prior to the Annuity Date.

DCA Plus

Allows dollar cost averaging transfers from the DCA Plus Fixed Option to one or more Variable Investment Options. Amounts held in the DCA Plus Fixed Option will earn a guaranteed minimum interest rate.

		No Charge	• Can only have one dollar cost averaging program in effect at one time. • Only available prior to the Annuity Date.
Portfolio Rebalancing	Allows you to automatically rebalance your values among Variable Investment Options based on percentages that you specify.	No Charge	• Rebalancing can be made quarterly, semi-annually, or annually. • Only available prior to the Annuity Date. • Only Variable Investment Options are available for rebalancing.
Earnings Sweep	Allows you to automatically transfer your earnings from the Fidelity VIP Government Money Market to one or more Variable Investment Options.	No Charge

• Transfers can occur monthly, quarterly, semi-annually, or annually.

• Can only have one earnings sweep program in effect at one time.

• If withdrawals occur during a period, we will assume that the withdrawal was taken from earnings and will reduce the amount transferred during the period.

Fixed Transfer Option for Defined Outcome Portfolio	Allows you to allocate Purchase Payments into a fixed interest-bearing account until the next renewing period of the Defined Outcome Portfolio.	No Charge

• Amounts will be transferred to the next renewing period of the Defined Outcome Portfolio.

• Only new Purchase Payments can be allocated (initial and subsequent payments).

• Can run concurrently with Dollar Cost Averaging, DCA Plus, earnings sweep programs.

• Automatically transfers any Purchase Payments and any crediting interest into the corresponding Defined Outcome Portfolio at the start of the next renewing period.

• Only available prior to the Annuity Date.

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations
Death Benefit Amount	Provides a death benefit equal to the Contract Value.	No Charge	• Poor investment performance could reduce the death benefit amount. • Withdrawals will reduce the death benefit amount. • This benefit terminates upon annuitization.

Optional Living Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations
CoreIncome Advantage Select (Single)

This benefit focuses on providing guaranteed lifetime periodic withdrawals, regardless of market performance, on a single life (the Designated Life). Provides for automatic resets which may increase the amount that can be withdrawn in the future.

2.00% (as a percentage of Protected Payment Base)

• Available at Contract purchase or on any Contract Anniversary.

• The Owner/Annuitant must be the Designated Life and be 85 or younger at purchase.

• You may only have one guaranteed minimum withdrawal benefit in effect at the same time.

• Loans are not allowed while rider is in effect.

• Must follow investment allocation requirements which limit the number of allowable Investment Options.

• Lifetime withdrawals are available starting at age 65.

• Taking a withdrawal before 65 or a withdrawal that exceeds the annual withdrawal amount after 65 may adversely affect the benefits provided, including failure to receive lifetime withdrawals under the rider.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization.

CoreIncome Advantage Select (Joint)

This benefit focuses on providing guaranteed lifetime periodic withdrawals, regardless of market performance, on joint lives (the Designated Lives). Provides for automatic resets which may increase the amount that can be withdrawn in the future.

2.50% (as a percentage of Protected Payment Base)

• Available at Contract purchase or on any Contract Anniversary.

• Owners/Annuitants must be the Designated Lives, and youngest Designated Life must be 85 or younger at purchase (for Non-Natural Owners, the youngest must be the Designated Life).

• You may only have one guaranteed minimum withdrawal benefit in effect at the same time.

• Loans are not allowed while rider is in effect.

• Must follow investment allocation requirements which limit the number of allowable Investment Options.

• Lifetime withdrawals are available

Optional Living Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations

• when the youngest Designated Life is age 65.

• Taking a withdrawal before the youngest Designated Life is age 65 or a withdrawal that exceeds the annual withdrawal amount after the youngest Designated Life is age 65 may adversely affect the benefits provided, including failure to receive lifetime withdrawals under the rider.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization.

Investment Guard (5-Year Option) – 10% Buffer	This benefit may add an additional amount to the Contract Value if the Contract Value is less than the Protected Base at the end of a 5-year term.	3.50% (as a percentage of the Protected Base)

• Available only at Contract purchase and renewable at the end of the term, subject to availability.

• Must follow investment allocation requirements which limit the number of allowable Investment Options.

• Cannot change Buffer Percentage during the Term of the rider.

• Age of the Owner and Annuitant on the date of purchase is lesser of 85 years or 5 years from the maximum annuitization age at time of purchase.

• The rider’s effective date is at least 5 years before your selected Annuity Date.

• Any additional Purchase Payments made after the first year of a Term will increase the Contract Value and may reduce or eliminate the benefit provided by this Rider. Given the limitations on crediting of subsequent purchase payments for rider purposes and investment allocation restrictions, the likelihood that an additional amount will be added to the Contract Value may be minimal.

• Withdrawals (including RMD withdrawals) made during the Term will lower the Protected Base.

• Additional amount is only paid if the Contract Value is less than the Protected Base at the end of the Term.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization.

Investment Guard (7-Year Option) – 10% Buffer or 15%	This benefit may add an additional amount to the Contract Value if the	3.50% (as a percentage of the	• Available only at Contract purchase and renewable at the end of the term,

Optional Living Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations
Buffer	Contract Value is less than the Protected Base at the end of a 7-year term.	Protected Base)

• subject to availability.

• Must follow investment allocation requirements which limit the number of allowable Investment Options.

• Cannot change Buffer Percentage during the Term of the rider.

• Age of the Owner and Annuitant on the date of purchase is lesser of 85 years or 7 years from the maximum annuitization age at time of purchase.

• The rider’s effective date must be at least 7 years before your selected Annuity Date.

• Any additional Purchase Payments made after the first year of a Term will increase the Contract Value and may reduce or eliminate the benefit provided by this Rider. Given the limitations on crediting of subsequent purchase payments for rider purposes and investment allocation restrictions, the likelihood that an additional amount will be added to the Contract Value may be minimal.

• Withdrawals (including RMD withdrawals) made during the Term will lower the Protected Base.

• Additional amount is only paid if the Contract Value is less than the Protected Base at the end of the Term.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization.

Investment Guard (10-Year Option) – 10% Buffer, 15% Buffer, or 20% Buffer	This benefit may add an additional amount to the Contract Value if the Contract Value is less than the Protected Base at the end of a 10-year term.	3.50% (as a percentage of the Protected Base)

• Available only at Contract purchase and renewable at the end of the term, subject to availability.

• Must follow investment allocation requirements which limit the number of allowable Investment Options.

• Cannot change Buffer Percentage during the Term of the rider.

• Age of the Owner and Annuitant on the date of purchase is lesser of 85 years or 10 years from the maximum annuitization age at time of purchase.

• The rider’s effective date must be at least 10 years before your selected Annuity Date.

• Any additional Purchase Payments made after the first year of a Term will increase the Contract Value and

Optional Living Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations

• may reduce or eliminate the benefit provided by this Rider. Given the limitations on crediting of subsequent purchase payments for rider purposes and investment allocation restrictions, the likelihood that an additional amount will be added to the Contract Value may be minimal.

• Withdrawals (including RMD withdrawals) made during the Term will lower the Protected Base.

• Additional amount is only paid if the Contract Value is less than the Protected Base at the end of the Term.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization.

Optional Death Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restriction/Limitations
Earnings Enhancement Death Benefit (including California version)

This benefit may enhance the death benefit, by adding an additional amount—based on the age of oldest Owner (oldest Annuitant in California) on rider effective date and Earnings—to the death benefit proceeds.

0.25% (as a percentage of Contract Value

• Available at Contract purchase and within 60 days of Contract Issue.

• Owner and Annuitant must be 75 years or younger on the date of purchase.

• Withdrawals are first taken from earnings in the Contract.

• The enhanced amount percentage applied is based on the age of the oldest Owner (oldest Annuitant in California).

• There is no additional amount added if there are no earnings on the Contract as of the date of death.

• An ownership change to an Owner who is older than 75 will terminate the rider (does not apply in California).

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization or when the Contract Value is reduced to zero.

Optional Death Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restriction/Limitations
Return of Purchase Payments Death Benefit	Provides a death benefit equal to the greater of the Contract Value or the total of all Purchase Payments adjusted for withdrawals.	0.10% (as a percentage of average daily Variable Account Value)

• Not available for Contracts issued in California.

• Available for purchase before the Contract is issued.

• Must be 85 or younger on the Contract Date.

• Certain ownership changes may reduce benefits.

• Withdrawals will proportionately reduce the benefit and the reduction made may be greater than the actual amount withdrawn.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization or when the Contract Value is reduced to zero.

Return of Purchase Payments Death Benefit II	Provides a death benefit equal to the greater of the Contract Value or the total of all Purchase Payments adjusted for withdrawals.	0.10% (as a percentage of average daily Variable Account Value)

• Only available for Contracts issued in California.

• Available for purchase before the Contract is issued.

• Must be 85 or younger on the Contract Date.

• Withdrawals will reduce this benefit and the reduction made may be greater than the actual amount withdrawn.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization or when the Contract Value is reduced to zero.

Stepped-Up Death Benefit

This benefit provides a death benefit equal to the greater of the death benefit amount under the Contract or the death benefit amount under this option, adjusted for withdrawals. Provides for step-ups to increase the death benefit amount under this benefit.

0.40% (as a percentage of average daily Variable Account Value)

• Not available for Contracts issued in California.

• Available for purchase before your Contract is issued.

• Must be 75 or younger on Contract Date.

• Certain ownership changes may reduce benefits

• Withdrawals will reduce this benefit and the reduction made may be greater than the actual amount withdrawn.

• Step-ups stop once age 81 is reached.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization or when the Contract Value is reduced to zero.

Stepped-Up Death Benefit II	This benefit provides a death benefit	0.40% (as a	• Only available for Contracts issued

Optional Death Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restriction/Limitations

equal to the greater of the death benefit amount under the Contract or the death benefit amount under this option, adjusted for withdrawals. Provides for step-ups to increase the death benefit amount under this benefit percentage of average daily Variable Account Value)

• in California

• Available for purchase before your Contract is issued.

• Owner and Annuitant must be 75 or younger on the purchase date.

• Step-ups stop once age 81 is reached.

• Withdrawals will reduce this benefit and the reduction made may be greater than the actual amount withdrawn.

• May not voluntarily terminate the rider.

• Benefit and benefit charges terminate upon annuitization or when the Contract Value is reduced to zero.

BUYING THE CONTRACT

To purchase a Contract, you must work with your financial professional to fill out an application and submit it along with your initial Purchase Payment to Pacific Life Insurance Company at P.O. Box 2290, Omaha, Nebraska 68103-2290. We reserve the right to reject any application or Purchase Payment.

	Non-Qualified Contracts	Qualified Contracts
Minimum Initial Purchase Payment	$10,000	$2,000*
Minimum Additional Purchase Payment	$250*	$50*
Maximum Total Purchase Payments

You must obtain our consent before making an initial or additional Purchase Payment that will bring your aggregate Purchase payments over $1,000,000. The aggregate amount is based on all contracts where you are either the owner and/or annuitant.

* Currently, we are not enforcing these minimum amounts, but we may in the future.

Initial Purchase Payment. If your application and initial Purchase Payment are complete when received, or once they have become complete, we will issue your Contract within 2 Business Days. Your initial Purchase Payment is allocated on the Business Day we issue your Contract. If some information is missing from your application, we may delay issuing your Contract while we obtain the missing information. However, we will not hold your initial Purchase Payment for more than 5 Business Days without your permission.

Additional Purchase Payment. An additional Purchase Payment is allocated on the Business Day we receive it.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Optional Withdrawals

You may, on or prior to your Annuity Date, withdraw all or a portion of the amount available under your Contract while the Owner (Annuitant in the case of a Non-Natural Owner) is living and your Contract is in force. You may surrender your Contract and make a full withdrawal at any time. If you surrender your Contract it will be terminated as of the Effective Date of the withdrawal. You may request to withdraw a specific dollar amount or a specific percentage of an Account Value or your Contract Value. You may choose to make your withdrawal from specified Investment Options. If you do not specify Investment Options, your withdrawal will be made from all of your Investment Options proportionately.

The amount available for withdrawal is your Net Contract Value (Contract Value less Contract Debt) at the end of the Business Day on which your withdrawal request is effective, less any applicable Annual Fee, optional Rider Charges, withdrawal charge, and any charge for premium taxes and/or other taxes. The amount we send to you (your “withdrawal proceeds”) will also reflect any required or requested federal and state income tax withholding.

Withdrawal requests we receive before the close of the New York Stock Exchange, which usually closes at 4:00 p.m. Eastern time, will be effective at the end of the same Business Day that we receive them In Proper Form unless the transaction or event is scheduled to occur on another Business Day. We will normally send the proceeds within 7 calendar days after your request is effective.

To make a withdrawal request, you can call (800) 722-4448 or send a written request, In Proper Form, to Pacific Life Insurance Company at P.O. Box 2290, Omaha, Nebraska 68103-2290.

Limits on Withdrawal Amounts

Each partial withdrawal must be for $500 or more. Pre-authorized partial withdrawals must be at least $250, except for pre-authorized withdrawals distributed by Electronic Funds Transfer (EFT), which must be at least $100. If your partial withdrawal from an Investment Option would leave a remaining Account Value in that Investment Option of less than $500, we also reserve the right, at our option and with prior written notice, to transfer that remaining amount to your other Investment Options on a proportionate basis relative to your most recent allocation instructions.

Amount Available for Withdrawal

The amount available for withdrawal is your Net Contract Value at the end of the Business Day on which your withdrawal request is effective, less any applicable Annual Fee, rider charges, withdrawal charge, and any charge for premium taxes and/or other taxes. The amount we send to you (your “withdrawal proceeds”) will also reflect any required or requested federal and state income tax withholding. See FEDERAL TAX ISSUES and THE GENERAL ACCOUNT in the prospectus.

Subject to the amount available for withdrawal provisions described above and in the prospectus, there are various situations in which a withdrawal does not incur a withdrawal charge. See Withdrawals Free of a Withdrawal Charge and CHARGES, FEES AND DEDUCTIONS—Withdrawal Charge in the prospectus for more information.

Negative Impact on Benefit Values

If you own guaranteed minimum withdrawal benefit riders, taking a withdrawal before the youngest Designated Life reaches the age for lifetime withdrawals specified by the rider or a withdrawal that is greater than the allowed annual withdrawal amount under a rider, may result in adverse consequences such as a reduction in rider benefits, failure to receive lifetime withdrawals under the rider, or termination of the rider. If you own a death benefit rider, taking a withdrawal may reduce the benefits provided by the benefit.

You assume investment risk on Purchase Payments in the Variable Investment Options. As a result, the amount available to you for withdrawal from any Variable Investment Option may be more or less than the total Purchase Payments you have allocated to that Variable Investment Option.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from, the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.

Transaction Expenses

Maximum Withdrawal Charge (as a percentage of Purchase Payments)[1]	7%

1 Below is the range of Withdrawal Charges under the Contract. See CHARGES, FEES AND DEDUCTIONS – Withdrawal Charge – How the Withdrawal Charge is Determined for additional information.

Maximum Withdrawal Charge (as a percentage of Purchase Payments withdrawn)

“Age” of Payment in Years:	1	2	3	4	5	6 or more
Withdrawal Charge Percentage:	7%	7%	6%	5%	3%	0%

The age is measured from the date of each Purchase Payment. The withdrawal charge may not apply or may be reduced under certain circumstances. For situations where a withdrawal charge may not apply, see WITHDRAWALS – Withdrawals Free of a Withdrawal Charge and see CHARGES, FEES AND DEDUCTIONS for situations where the withdrawal charge amount may be reduced.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Contract Expenses

Annual Fee[2]	$50.00

Base Contract Expenses (as a percentage of average daily Variable Account Value)[3]	1.10%
Optional Benefit Expenses
Optional Death Benefit Maximum Charge (as a percentage of Contract Value)
Earnings Enhancement Death Benefit (EEDB) (including California version)	0.25%
Optional Death Benefit Maximum Charge (as a percentage of average daily Variable Account Value)
Return of Purchase Payments Death Benefit Rider	0.10%
Return of Purchase Payments Death Benefit Rider II	0.10%
Stepped-Up Death Benefit Rider	0.40%
Stepped-Up Death Benefit Rider II	0.40%
Guaranteed Minimum Withdrawal Benefit Maximum Charges (as a percentage of the Protected Payment Base)
CoreIncome Advantage Select (Single)	2.00%
CoreIncome Advantage Select (Joint)	2.50%
Guaranteed Minimum Accumulation Benefit Maximum Charges (as a percentage of the Protected Base)
Investment Guard (5-Year Option)	3.50%
Investment Guard (7-Year Option)	3.50%
Investment Guard (10-Year Option)	3.50%
Optional Loan Expenses
Loan Interest Rate (net)[4]	2.00%

1

2 We deduct an Annual Fee on each Contract Anniversary up to your Annuity Date and when you make a full withdrawal if the Contract Value on these days is less than $50,000 after deducting any outstanding loan and interest (your Net Contract Value). See CHARGES, FEES AND DEDUCTIONS.

3As a percentage of the average daily Variable Account Value. This percentage includes the Mortality and Expense Risk Charge and the Administrative Fee. The Mortality and Expense Risk Charge percentage may decrease or increase based on your Contract Value. The Mortality and Expense Risk Charge and the Administrative Fee will stop at the Annuity Date if you select fixed annuity payments. See the Mortality and Expense Risk Charge and Administrative Fee sections for more information.

4 As a percentage of Contract Debt. This net percentage factors in a 5% fixed annual rate charged on your Contract Debt and a 3% annual return on the loaned amount held in the Loan Account. See ADDITIONAL INFORMATION—Loans.

The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of Funds available under the Contract, including their annual expenses, may be found in the APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.

Annual Fund Expenses

	Minimum	Maximum
Expenses that are deducted from fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses.	[ ]%	[ ]%

Examples

The Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and annual Fund expenses. The example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual Fund expenses and optional benefits available for an additional charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

• If you surrendered your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$[ ]	$[ ]	$[ ]	$[ ]

• If you annuitized your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$[ ]	$[ ]	$[ ]	$[ ]

• If you do not surrender, or annuitize your Contract:

1 Year	3 Years	5 Years	10 Years
$[ ]	$[ ]	$[ ]	$[ ]

APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds available under the Contract. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at PacificLife.com/Prospectuses. You can also request this information at no cost by calling (833) 455-0901 or by sending an email request to Prospectuses@PacificLife.com. Depending on the optional benefits you choose, you may not be able to invest in certain Funds. See the Living Benefit Investment Allocation Requirements section after the Fund table below.

The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance. Investment Objective

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Seeks long-term capital growth. Income is a secondary objective.	American Century VP Mid Cap Value Fund Class II; American Century Investment Management, Inc.	[ ]%	[ ]%	[ ]%	[ ]%
Provide you with a high level of current income. Its secondary investment objective is capital appreciation.	American Funds IS American High-Income Trust Class 4; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%
Provide high total return (including income and capital gains) consistent with preservation of capital over the long term.	American Funds IS Asset Allocation Fund Class 4; Capital Research and Management CompanySM	[ ]%	[ ]%	[ ]%	[ ]%

The fund has two primary investment objectives. It seeks (1) to provide a level of current income that exceeds the average yield on U.S. stocks generally and (2) to provide a growing stream of income over the years. Secondary objective is to provide growth of capital.

	American Funds IS Capital Income Builder® Class 4; Capital Research and Management CompanySM	[ ]% [1]	[ ]%	[ ]%	[ ]
Provide you with long-term growth of capital while providing current income.	American Funds IS Capital World Growth and Income Fund Class 4; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%

The fund’s investment objective is to provide you, over the long term, with a high level of total return consistent with prudent investment management. Total return comprises the income generated by the fund and the changes in the market value of the fund’s investments.

	American Funds IS Capital World Bond Fund Class 4; Capital Research and Management CompanySM	[ ]%	[ ]%	[ ]%	[ ]%
Seeks the balanced accomplishment of three objectives: long-term growth of capital, conservation of principal and current income.	American Funds IS Global Balanced Fund Class 4; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Provide long-term growth of capital.	American Funds IS Global Growth Fund Class 4; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%
Provide long-term growth of capital.	American Funds IS Global Small Capitalization Fund Class 4; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%
Provide growth of capital.	American Funds IS Growth Fund Class 4; Capital Research and Management CompanySM	[ ]%	[ ]%	[ ]%	[ ]%
Provide long-term growth of capital and income.	American Funds IS Growth-Income Fund Class 4; Capital Research and Management CompanySM	[ ]%	[ ]%	[ ]%	[ ]%
Provide long-term growth of capital.	American Funds IS International Fund Class 4; Capital Research and Management CompanySM	[ ]%	[ ]%	[ ]%	[ ]%
Provide long-term growth of capital while providing current income.	American Funds IS International Growth and Income Fund Class 4; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%
Provide high total return (including income and capital gains) consistent with preservation of capital over the long term while seeking to manage volatility and provide downside protection.	American Funds IS Managed Risk Asset Allocation Fund Class P2; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%
Provide long-term capital appreciation.	American Funds IS New World Fund® Class 4; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%
Provide as high a level of current income as is consistent with the preservation of capital.	American Funds IS The Bond Fund of America Class 4; Capital Research and Management CompanySM	[ ][1]	[ ]%	[ ]%	[ ]%
Provide a high level of current income consistent with prudent investment risk and preservation of capital.	American Funds IS U.S. Government Securities Fund Class 4; Capital Research and Management CompanySM	[ ]%[1]	[ ]%	[ ]%	[ ]%
Produce income and to provide an opportunity for growth of principal consistent with sound common stock investing.	American Funds IS Washington Mutual Investors Fund Class 4; Capital Research and Management CompanySM	[ ][1]	[ ]%	[ ]%	[ ]%

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Seeks high total investment return.	BlackRock Global Allocation V.I. Fund Class III; BlackRock Advisors, LLC	[ ][1]	[ ]%	[ ]%	[ ]%
Seeks to provide total return.	BlackRock 60/40 Target Allocation ETF V.I. Fund Class I; BlackRock Advisors, LLC	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks capital appreciation.	ClearBridge Variable Aggressive Growth Portfolio – Class II; Legg Mason Partners Fund Advisor, LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks to provide total return.	Delaware Ivy VIP Asset Strategy Class II; Delaware Management Company	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks to provide capital growth and appreciation.	Delaware Ivy VIP Energy Class II; Delaware Management Company	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term capital appreciation.	Fidelity® VIP Contrafund® Portfolio Service Class 2; Fidelity Management & Research Co. LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks high total return.	Fidelity® VIP FundsManager® 60% Portfolio Service Class 2; Fidelity Management & Research Co. LLC	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks as high a level of current income as is consistent with preservation of capital and liquidity.	Fidelity® VIP Government Money Market Portfolio Service Class; Fidelity Management & Research Co. LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks a high level of current income. The fund may also seek capital appreciation.	Fidelity® VIP Strategic Income Portfolio Service Class 2; Fidelity Management & Research Co. LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks to provide total return.	First Trust Dorsey Wright Tactical Core Portfolio Class I; First Trust Advisors L.P.	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks to provide total return by allocating among dividend-paying stocks and investment grade bonds.	First Trust/Dow Jones Dividend & Income Allocation Portfolio Class I; First Trust Advisors L.P.	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks to maximize current income, with a secondary objective of capital appreciation.	First Trust Multi Income Allocation Portfolio Class I; First Trust Advisors L.P.	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks capital appreciation, with income as a secondary goal.	Franklin Allocation VIP Fund Class 4; Franklin Advisers, Inc.	[ ]%[1]	[ ]%	[ ]%	[ ]%

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Seeks to maximize income while maintaining prospects for capital appreciation.	Franklin Income VIP Fund Class 2; Franklin Advisers, Inc.	[ ]%	[ ]%	[ ]%	[ ]%
Seeks capital appreciation.	Franklin Mutual Global Discovery VIP Fund Class 2; Franklin Mutual Advisers, LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term capital appreciation, with preservation of capital as an important consideration.	Franklin Rising Dividends VIP Fund Class 2; Franklin Advisers, Inc.	[ ]%	[ ]%	[ ]%	[ ]%
Total return with a low to moderate correlation to traditional financial market indices.	Invesco V.I. Balanced-Risk Allocation Fund Series II; Invesco Advisers, Inc.	[ ]%[1]	[ ]%	[ ]%	[ ]%
Both capital appreciation and current income.	Invesco V.I. Equity and Income Fund Series II; Invesco Advisers, Inc.	[ ]%	[ ]%	[ ]%	[ ]%
Total return through growth of capital and current income.	Invesco V.I. Global Real Estate Fund Series II; Invesco Advisers, Inc.	[ ]%	[ ]%	[ ]%	[ ]%
Seeks capital appreciation.	Invesco V.I. Global Fund Series II; Invesco Advisers, Inc.	[ ]%	[ ]%	[ ]%	[ ]%

Seeks, over a specified annual outcome period, to provide investors with returns that match those of the Nasdaq 100 Index (the “Underlying Index”) up to an upside cap, while providing a buffer against the first 10% (prior to taking into account any fees and expenses of the fund) of Underlying Index losses.

	Invesco® V.I. Nasdaq 100 Buffer Fund - September Series II; Invesco Advisers, Inc.	[ ]%[1]	N/A	N/A	N/A

Seeks, over a specified annual outcome period, to provide investors with returns that match those of the Nasdaq 100 Index (the “Underlying Index”) up to an upside cap, while providing a buffer against the first 10% (prior to taking into account any fees and expenses of the fund) of Underlying Index losses.

	Invesco® V.I. Nasdaq 100 Buffer Fund - December Series II; Invesco Advisers, Inc.	[ ]%[1]	N/A	N/A	N/A

Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
		1 Year	5 Year	10 Year

Seeks, over a specified annual outcome period, to provide investors with returns that match those of the Nasdaq 100 Index (the “Underlying Index”) up to an upside cap, while providing a buffer against the first 10% (prior to taking into account any fees and expenses of the fund) of Underlying Index losses.

Invesco® V.I. Nasdaq 100 Buffer Fund - March Series II; Invesco Advisers, Inc.	[ ]%%[1]	N/A	N/A	N/A

Seeks, over a specified annual outcome period, to provide investors with returns that match those of the Nasdaq 100 Index (the “Underlying Index”) up to an upside cap, while providing a buffer against the first 10% (prior to taking into account any fees and expenses of the fund) of Underlying Index losses.

Invesco® V.I. Nasdaq 100 Buffer Fund - June Series II; Invesco Advisers, Inc.	[ ]%[1]	N/A	N/A	N/A

Seeks, over a specified annual outcome period, to provide investors with returns that match those of the S&P 500 Index (the “Underlying Index”) up to an upside cap, while providing a buffer against the first 10% (prior to taking into account any fees and expenses of the fund) of Underlying Index losses.

Invesco® V.I. S&P 500 Buffer Fund - September Series II; Invesco Advisers, Inc.	[ ]%[1]	N/A	N/A	N/A

Seeks, over a specified annual outcome period, to provide investors with returns that match those of the S&P 500 Index (the “Underlying Index”) up to an upside cap, while providing a buffer against the first 10% (prior to taking into account any fees and expenses of the fund) of Underlying Index losses.

Invesco® V.I. S&P 500 Buffer Fund - December Series II; Invesco Advisers, Inc.	[ ]%[1]	N/A	N/A	N/A

Seeks, over a specified annual outcome period, to provide investors with returns that match those of the S&P 500 Index (the “Underlying Index”) up to an upside cap, while providing a buffer against the first 10% (prior to taking into account any fees and expenses of the fund) of Underlying Index losses.

Invesco® V.I. S&P 500 Buffer Fund - March Series II; Invesco Advisers, Inc.	[ ]%[1]	N/A	N/A	N/A

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year

Seeks, over a specified annual outcome period, to provide investors with returns that match those of the S&P 500 Index (the “Underlying Index”) up to an upside cap, while providing a buffer against the first 10% (prior to taking into account any fees and expenses of the fund) of Underlying Index losses.

	Invesco® V.I. S&P 500 Buffer Fund - June Series II; Invesco Advisers, Inc.	[ ]%[1]	N/A	N/A	N/A
Seeks capital appreciation.	Invesco Oppenheimer V.I. International Growth Fund Series II; Invesco Advisers, Inc.	[ ]%[1]	[ ]%	[ ]%	[ ]%
Long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Henderson Balanced Portfolio Service Shares; Janus Henderson Investors US LLC	[ ]%	[ ]%	[ ]%	[ ]%
Maximum total return, consistent with preservation of capital.	Janus Henderson Flexible Bond Portfolio Service Shares; Janus Henderson Investors US LLC	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks to maximize long-term total return.	JPMorgan Insurance Trust Global Allocation Portfolio Class 2; J.P. Morgan Investment Management Inc.	[ ]%[1]	[ ]%	[ ]%	N/A
Seeks to maximize income while maintaining prospects for capital appreciation.	JPMorgan Insurance Trust Income Builder Portfolio Class 2; J.P. Morgan Investment Management Inc.	[ ]%[1]	[ ]%	[ ]%	N/A
Seeks high current income and the opportunity for capital appreciation to produce a high total return.	Lord Abbett Bond Debenture Portfolio Class VC; Lord, Abbett & Co., LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks income and capital appreciation to produce a high total return.	Lord Abbett Total Return Portfolio Class VC; Lord, Abbett & Co., LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks total return.	MFS® Total Return Series – Service Class; Massachusetts Financial Services Company	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks total return.	MFS® Utilities Series – Service Class; Massachusetts Financial Services Company	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital and income generation.	Neuberger Berman U.S. Equity Index PutWrite Strategy Portfolio Class S; Neuberger Berman Investment Advisers LLC	[ ]%[1]	[ ]%	[ ]%	N/A

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Seeks a high level of current income; capital appreciation is of secondary importance.	Pacific Select Fund Core Income Portfolio Class I; Pacific Life Fund Advisors LLC (Pacific Asset Management LLC)	[ ]%	[ ]%	[ ]%	N/A
Seeks long-term growth of capital and low to moderate income.	Pacific Select Fund PSF Avantis Balanced Allocation Portfolio Class D [[L:Formerly]]; Pacific Life Fund Advisors LLC	[ ]%[1]	[ ]%	[ ]%	N/A
Seeks to maximize total return consistent with prudent investment management.	Pacific Select Fund Diversified Bond Portfolio Class I; Pacific Life Fund Advisors LLC (Western Asset Management Company, LLC)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks dividend income and long-term capital appreciation.	Pacific Select Fund Dividend Growth Portfolio Class I; Pacific Life Fund Advisors LLC (T. Rowe Price Associates, Inc.)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks to maximize total return consistent with prudent investment management.	Pacific Select Fund Emerging Markets Debt Portfolio Class I; Pacific Life Fund Advisors LLC (Principal Global Investors, LLC.)	[ ]%[1]	[ ]%	[ ]%	N/A
Seeks long-term growth of capital.	Pacific Select Fund Emerging Markets Portfolio Class I; Pacific Life Fund Advisors LLC (Invesco Advisers, Inc.)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks investment results that correspond to the total return of common stocks that are publicly traded in the U.S.	Pacific Select Fund Equity Index Portfolio Class I; Pacific Life Fund Advisors LLC (BlackRock Investment Management, LLC)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital and low to moderate income, while giving consideration to certain environmental, social and governance (“ESG”) criteria.	Pacific Select Fund ESG Diversified Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%[1]	N/A	N/A	N/A
Seeks long-term growth of capital and low to moderate income, while giving consideration to certain environmental, social and governance (“ESG”) criteria.	Pacific Select Fund ESG Diversified Growth Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%[1]	N/A	N/A	N/A
Seeks a high level of current income.	Pacific Select Fund Floating Rate Income Portfolio Class I; Pacific Life Fund Advisors LLC (Pacific Asset Management LLC)	[ ]%	[ ]%	[ ]%	N/A

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Seeks long-term growth of capital.	Pacific Select Fund Focused Growth Portfolio Class I; Pacific Life Fund Advisors LLC (Janus Henderson Investors US LLC)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Growth Portfolio Class I; Pacific Life Fund Advisors LLC (MFS Investment Management)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Health Sciences Portfolio Class I; Pacific Life Fund Advisors LLC (BlackRock Investment Management, LLC)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks to provide capital appreciation.	Pacific Select Fund Hedged Equity Portfolio Class I; Pacific Life Fund Advisors LLC (J.P. Morgan Investment Management Inc.)	[ ]%[1]	N/A	N/A	N/A
Seeks a high level of current income.	Pacific Select Fund High Yield Bond Portfolio Class I; Pacific Life Fund Advisors LLC (Pacific Asset Management LLC)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks to maximize total return consistent with prudent investment management.	Pacific Select Fund Inflation Managed Portfolio Class I; Pacific Life Fund Advisors LLC (Pacific Investment Management Company LLC)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks to maximize total return.	Pacific Select Fund Intermediate Bond Portfolio Class I; Pacific Life Fund Advisors LLC (J.P. Morgan Investment Management Inc.)	[ ]%	[ ]%	N/A	N/A
Seeks long-term growth of capital.	Pacific Select Fund International Growth Portfolio Class I; Pacific Life Fund Advisors LLC (ClearBridge Investments, LLC)	[ ]%	[ ]%	N/A	N/A
Seeks long-term growth of capital.	Pacific Select Fund International Large-Cap Portfolio Class I; Pacific Life Fund Advisors LLC (MFS Investment Management)	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund International Small-Cap Portfolio Class I; Pacific Life Fund Advisors LLC (FIAM, LLC.)	[ ]%	[ ]%	[ ]%	[ ]%

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year

Seeks long-term capital appreciation primarily through investment in equity securities of corporations domiciled in countries with developed economies and markets other than the U.S. Current income from dividends and interest will not be an important consideration.

	Pacific Select Fund International Value Portfolio Class I; Pacific Life Fund Advisors LLC (Wellington Management Company LLP)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital; current income is of secondary importance.	Pacific Select Fund Large-Cap Growth Portfolio Class I; Pacific Life Fund Advisors LLC (BlackRock Investment Management, LLC)	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital; current income is of secondary importance.	Pacific Select Fund Large-Cap Value Portfolio Class I; Pacific Life Fund Advisors LLC (ClearBridge Investments, LLC)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Large-Cap Core Portfolio Class I; Pacific Life Fund Advisors LLC (J.P. Morgan Investment Management, Inc.)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks to maximize total return consistent with prudent investment management.	Pacific Select Fund Managed Bond Portfolio Class I; Pacific Life Fund Advisors LLC (Pacific Investment Management Company LLC)	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks capital appreciation.	Pacific Select Fund Mid-Cap Equity Portfolio Class I; Pacific Life Fund Advisors LLC (Scout Investments, Inc.)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Mid-Cap Growth Portfolio Class I; Pacific Life Fund Advisors LLC (Delaware Investments Fund Advisers)	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Mid-Cap Value Portfolio Class I; Pacific Life Fund Advisors LLC (Boston Partners Global Investors, Inc.)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks current income and moderate growth of capital.	Pacific Select Fund Pacific Dynamix – Conservative Growth Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%[1]	[ ]%	[ ]%	[ ]%

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Seeks moderately high, long-term growth of capital with low, current income.	Pacific Select Fund Pacific Dynamix – Growth Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital and low to moderate income.	Pacific Select Fund Pacific Dynamix – Moderate Growth Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks high, long-term capital appreciation.	Pacific Select Fund Portfolio Optimization Aggressive-Growth Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks current income and preservation of capital.	Pacific Select Fund Portfolio Optimization Conservative Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks moderately high, long-term capital appreciation with low, current income.	Pacific Select Fund Portfolio Optimization Growth Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital and low to moderate income.	Pacific Select Fund Portfolio Optimization Moderate Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks current income and moderate growth of capital.	Pacific Select Fund Portfolio Optimization Moderate-Conservative Portfolio Class I; Pacific Life Fund Advisors LLC	[ ]%	[ ]%	[ ]%	[ ]%
Seeks current income and long-term capital appreciation.	Pacific Select Fund Real Estate Portfolio Class I; Pacific Life Fund Advisors LLC (Principal Real Estate Investors LLC)	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks current income; capital appreciation is of secondary importance.	Pacific Select Fund Short Duration Bond Portfolio Class I; Pacific Life Fund Advisors LLC (T. Rowe Price Associates, Inc.)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Small-Cap Equity Portfolio Class I; Pacific Life Fund Advisors LLC (Franklin Mutual Advisers, LLC & BlackRock Investment Management, LLC)	[ ]%[1]	[ ]%	[ ]%	[ ]%

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Seeks capital appreciation; no consideration is given to income.	Pacific Select Fund Small-Cap Growth Portfolio Class I; Pacific Life Fund Advisors LLC (MFS Investment Management)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks investment results that correspond to the total return of an index of small-capitalization companies.	Pacific Select Fund Small-Cap Index Portfolio Class I; Pacific Life Fund Advisors LLC (BlackRock Investment Management, LLC)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Small-Cap Value Portfolio Class I; Pacific Life Fund Advisors LLC (AllianceBernstein L.P)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Technology Portfolio Class I; Pacific Life Fund Advisors LLC (MFS Investment Management)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks long-term growth of capital.	Pacific Select Fund Value Portfolio Class I; Pacific Life Fund Advisors LLC (American Century Investment Management, Inc.)	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks to provide long-term total return from a combination of income and capital gains.	Pacific Select Fund Value Advantage Portfolio Class I; Pacific Life Fund Advisors LLC (J.P. Morgan Investment Management Inc.)	[ ]%	[ ]%	[ ]%	[ ]%
Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO All Asset Portfolio – Advisor Class; Pacific Investment Management Company, LLC	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks maximum real return, consistent with prudent investment management.	PIMCO CommodityRealReturn® Strategy Portfolio – Advisor Class; Pacific Investment Management Company, LLC	[ ]%[1]	[ ]%	[ ]%	[ ]%
Seeks to maximize current income. Long-term capital appreciation is a secondary objective.	PIMCO Income Portfolio – Advisor Class; Pacific Investment Management Company, LLC	[ ]%	[ ]%	[ ]%	N/A
Highest total return, composed of current income and capital appreciation, as is consistent with prudent investment risk.	State Street Total Return V.I.S. Fund Class 3; SSGA Funds Management, Inc.	[ ]%	[ ]%	[ ]%	[ ]%
Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration.	Templeton Global Bond VIP Fund Class 2; Franklin Advisers, Inc.	[ ]%[1]	[ ]%	[ ]%	[ ]%

	Fund; Advisor (Subadvisor)	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
Seeks long-term capital appreciation by investing primarily in global resource securities. Income is a secondary consideration.	VanEck VIP Global Resources Fund Class S; Van Eck Associates Corporation	[ ]%	[ ]%	[ ]%	[ ]%

1 To help limit Fund expenses, Fund advisers have contractually agreed to reduce investment advisory fees or otherwise reimburse certain of their Funds which reflect temporary fee reductions. There can be no assurance that Fund expense waivers or reimbursements will be extended beyond their current terms as outlined in each Fund prospectus, and they may not cover certain expenses such as extraordinary expenses. See each Fund prospectus for complete information regarding these arrangements.

LIVING BENEFIT INVESTMENT ALLOCATION REQUIREMENTS

Investment Allocation Requirements

At initial purchase and during the entire time that you own an optional living benefit rider, you must allocate your entire Contract Value to the Investment Options we make available for these riders. You may allocate your Contract Value 100% among the allowable Investment Options. You may also use the DCA Plus program to transfer amounts to the allowable Investment Options.

Currently, the Investment Options requirements are as follows:

Allowable Investment Options for CoreIncome Advantage Select (Single) and (Joint)
American Funds IS Asset Allocation Fund	Invesco V.I. Balanced-Risk Allocation Fund
American Funds IS Managed Risk Asset Allocation Fund	Delaware Ivy VIP Asset Strategy
BlackRock Global Allocation V.I. Fund	Janus Henderson Balanced Portfolio
PSF Avantis Balanced Allocation Portfolio Fidelity® VIP FundsManager 60% Portfolio	MFS Total Return Series Pacific Dynamix – Conservative Growth Portfolio
PSF ESG Diversified Portfolio	Pacific Dynamix – Moderate Growth Portfolio
First Trust/Dow Jones Dividend & Income Allocation Portfolio	Portfolio Optimization Conservative Portfolio Portfolio Optimization Moderate-Conservative Portfolio
Franklin Allocation VIP Fund	Portfolio Optimization Moderate Portfolio
PSF Hedged Equity Portfolio	State Street Total Return V.I.S. Fund

If you purchase the Investment Guard (5-Year Option, 7-Year Option, or 10-Year Option), all Investment Options are currently allowable under the rider except the below Investment Options. You may NOT invest in any of the following Investment Options:

American Funds IS High-Income Trust Fund	Invesco V.I. S&P 500 Buffer Fund – June Series
BlackRock Health Sciences Fund	Lord Abbett Bond Debenture Portfolio
Delaware Ivy VIP Energy	MFS Small-Cap Growth Series
Invesco V.I. Global Real Estate Fund	MFS Technology Series
Invesco V.I. NASDAQ 100 Buffer Fund - September Series Invesco V.I. NASDAQ 100 Buffer Fund – December Series	MFS Utilities Series Pacific Select Fund Emerging Markets Debt Portfolio
Invesco V.I. NASDAQ 100 Buffer Fund – March Series	Pacific Select Fund High Yield Bond Portfolio
Invesco V.I. NASDAQ 100 Buffer Fund – June Series	Pacific Select Fund Real Estate Portfolio
Invesco V.I. S&P 500 Buffer Fund – September Series	PIMCO VIT Commodity RealReturn Portfolio
Invesco V.I. S&P 500 Buffer Fund – December Series	VanEck VIP Global Resources Fund
Invesco V.I. S&P 500 Buffer Fund – March Series

You may transfer your entire Contract Value between allowable Investment Options, subject to certain transfer limitations and availability. See HOW YOUR PURCHASE PAYMENTS ARE ALLOCATED – Transfers and Market-timing Restrictions. Keep in mind that you must allocate your entire Contract Value among the allowable Investment Options. If you do not allocate your entire Purchase Payment or Contract Value according to the requirements above, your rider may terminate.

By adding an optional living benefit rider to your Contract, you agree to the investment allocation requirements for the entire period that you own a Rider. These requirements may limit the number of Investment Options that are otherwise available to you under your Contract.

We currently do not offer any asset allocation programs or models. We reserve the right to add, remove or change allowable asset allocation programs or allowable Investment Options at any time. We may make such a change due to a fund reorganization, fund substitution, fund liquidation, or to help protect our ability to provide the guarantees under these riders

(for example, changes in an underlying fund’s investment objective and principal investment strategies, or changes in general market conditions). If you have already invested in an allowable Investment Option, a change to an existing allowable Investment Option will not require you to reallocate or transfer the total amount of Contract Value allocated to an affected Investment Option, except when an underlying fund is liquidated by a determination of its Board of Directors or by a fund substitution.

We will send you written notice in the event any transaction made by you will involuntarily cause the rider to terminate for failure to invest according to the investment allocation requirements. However, you will have 10 Business Days starting from the date of our written notice (“10 day period”), to instruct us to take appropriate corrective action to continue participation in an allowable asset allocation program or allowable Investment Options to continue the rider. If you take appropriate corrective action and continue the rider, the rider benefits and features available immediately before the terminating event will remain in effect.

Our right to add or remove allowable Investment Options, may limit the number of Investment Options that are available to you under your Contract in the future. We have the right to significantly reduce the number of allowable Investment Options even to a single conservative Investment Option. Please discuss with your financial professional if this Contract is appropriate for you given our right to make changes to the allowable Investment Options.

Certain of the asset allocation portfolios that are allowable Investment Options, including the Pacific Select Fund asset allocation portfolios, may use futures and options to reduce the portfolios’ equity exposure during periods when market indicators suggest high market volatility. This strategy is designed to reduce the risk of market losses from investing in equity securities. However, this strategy may result in periods of underperformance, including periods when specified benchmark indexes are appreciating but market volatility is high. As a result, your Contract Value may increase less than it would have without these defensive actions.

The allowable Investment Options seek to minimize risk and may reduce overall volatility in investment performance, which may reduce investment returns, and may reduce the likelihood that we will be required to make payments under the optional benefit Riders. The reduction in volatility permits us to more effectively provide the guarantees under the Contract.

This summary prospectus incorporates by reference the prospectus and Statement of Additional Information for the Contract, both dated May 1, 2023, as supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.

EDGAR Contract Identifier: C000233932